Exhibit 4.1
SPECIMEN STOCK CERTIFICATE PURE CYCLE CORPORATION INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO Certificate number _____ shares -0- CUSIP 746228 30 3 this certifies that is the owner of fully-paid and non-assessable shares of common stock, 1/3 of $.01 par value per share, of PURE CYCLE CORPORATION transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or accompanied by a proper assignment. In Witness Whereof, the said Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile of the Corporation. Dated: President _____ pure cycle corporaiton COUNTERSIGNED AND REGISTERED SEAL _____ COMPUTERSHARES TRUST COMPANY, N.A. denver 1979 transfer agent and registrar Secretary _____ Colorado By: Authorized Signature transfer fee: $25.00 per certificate issued Pure Cycle Corporation the corporation will furnish to any shareholder upon request and without charge a full statement of the powers, designations, preferences and relative, participating, optional or other special rights, of each class of stock or series thereof authorized to be issued and the qualifications, limitations or restrictions of such preferences and/or rights. the following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common UNIF GIFT MIN ACT — ....Custodian...... (cust) (minor) TEN ENT — as tenants by the entireties _____ under Uniform Gifts to Minors Act ..... (state) JT TEN — as joint tenants with right of survivorship UNIF TRF MIN ACT — .Custodian (until age .). and not as tenants in common (state) under Uniform Transfers to Minors Act (state) Additional abbreviations may also be used though not in the above list. For value received, _____ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (please print or typewrite name and address, including postal zip code, of assignee) of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated: 20 Signature: Signature(s) Guaranteed: By: Signature: the signatures should be guaranteed by an eligible _____ NOTICE: the signature to this assignment must correspond guarantor institution (banks, stockbrokers, savings and with the name as written upon the face of the certificate, in loan associations and credit unions) with membership in an every particular, without alteration or enlargement or approved signature guarantee medallion program, any change whatever. pursuant to sec rule 17Ad-15. SECURITY INSTRUCTIONS this is watermarked paper. do not accept without noting watermark. hold to light to verify watermark.